THIS NOVATION AGREEMENT is made this 21th day of September 2004, among Xfone, Inc. ("Xfone"), The Oberon Group, LLC ("Oberon") and Dragonfly Capital Partners, LLC ("Dragonfly").

WHEREAS, Xfone and Oberon entered into a letter agreement, dated February 12, 2004 (the "Original Agreement"), a copy of which is attached hereto; and

WHEREAS, Xfone, Oberon and Dragonfly have agreed that Oberon's rights and obligations under the Original Agreement shall be transferred to Dragonfly with effect from the date hereof, on the terms and conditions set out in this Novation Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS in consideration of the premises and mutual covenants herein contained:

1.    DEFINITIONS AND INTERPRETATION

In this Novation Agreement, except where expressly provided to the contrary:

1.1. all capitalised terms used in this Novation Agreement shall have the same meanings as are assigned thereto in the Original Agreement; and

1.2. "THE AGREEMENT" shall mean the Original Agreement, as novated and amended by this Novation Agreement.

2.    NOVATION

2.1. Xfone and Oberon hereby mutually release each other from their obligations under the Original Agreement as from the date hereof. Xfone and Oberon each release and discharge the other from all claims and demands arising at any time after the date hereof in respect of the Original Agreement and/or the Agreement.

2.2. As from the date hereof, Dragonfly undertakes a duty to Xfone to perform the Agreement and be bound by its terms in every way as if Dragonfly had been a party to it in place of Oberon. Xfone accepts the same from the date hereof. For the avoidance of doubt, Dragonfly shall have no duty or liability arising out of the Original Agreement prior to the date hereof or based on any acts or omissions of Oberon occurring prior to the date hereof.

2.3. As from the date hereof, Xfone undertakes a duty to Dragonfly to continue to perform the Agreement and be bound by its terms in every way as if Dragonfly had been a party to it in place of Oberon. Dragonfly accepts the same from the date hereof.

3.    EXISTING RIGHTS

Oberon and Xfone confirm to each other and to Dragonfly that neither Oberon nor Xfone has any accrued right against the other relating to matters arising prior to the date hereof.

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4.    PREVIOUS PAYMENTS

4.1. Each of Oberon and Dragonfly acknowledges that Xfone has paid to Oberon under the Original Agreement the sum of $60,000.

4.2. Each of Oberon, Xfone and Dragonfly acknowledges that as of the date hereof, one month's retainer (for the period from August 12, 2004 - September 12, 2004) is due to Oberon but not yet paid.

5.    AMENDMENTS

The Original Agreement is hereby amended with effect from the date hereof as follows:

5.1. so that, where the context permits, the expression the "Agreement" wherever it appears in the Original Agreement shall be treated as though it referred to the Agreement;

5.2. by the deletion from "Section 3. Miscellaneous" in the Standard Terms and Conditions of the details pertaining to Oberon and the substitution therefor of the following: "if to Dragonfly- Dragonfly Capital Partners, LLC c/o The Oberon Group, 79 Madison Avenue., 6th Floor, New York, New York 10016, USA, Attn: Adam Breslawsky"

5.3.  by the addition of addition at the end of the first sentence of "Section
      3. Miscellaneous" in the Standard Terms and Conditions of the following:
      ", except that Dragonfly may assign this Agreement to a third party that has employed each of Adam Breslawsky, Nicole Schmidt and Elad Epstein to provide financial advisory services."

6.    FURTHER ASSURANCE

At the request of any of the parties, each other party shall (and shall use reasonable efforts to procure that any other necessary persons shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the execution of this Novation Agreement for assuring to or vesting in the requesting party the full benefit of the terms hereof.

7.    COUNTERPARTS

This Novation Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Novation Agreement.

8.    GOVERNING LAW AND JURISDICTION

This Novation Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law and any disputes relating hereto shall be resolved solely and exclusively in the State or Federal courts located in New York, New York.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement

SIGNED                                SIGNED

By:                                   By:
   -------------------------------       -----------------------------------
    For and on behalf of                  for and on behalf of
    XFONE, INC.                           DRAGONFLY CAPITAL PARTNERS, LLC

SIGNED

By:
    ------------------------------
     For and on behalf of
     THE OBERON GROUP, LLC